UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                      8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

       Date of Report (Date of earliest event reported): December 27, 1999

                           JD AMERICAN WORKWEAR, INC.
             (Exact name of registrant as specified in its Charter)

         DELAWARE                        33-98682                  05-0460102
(State or other jurisdiction       (Commission file no.)        (IRS Employer ID
     of incorporation)                                              Number)

               46 OLD FLAT RIVER RD., COVENTRY, RHODE ISLAND 02816
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (401) 397-6800

Item 2. Acquisition and Disposition of Assets

      Description of Acquisition

      On December 27, 1999, the Company completed the purchase of 100% of the outstanding stock of Patina Corporation for 3,329 shares of Series C 6% Convertible Preferred Stock. In addition, the Company agreed to issue, when available, 5,000,000 restricted common shares for earn-up provisions as defined in Patina Corporation agreements.

      Patina Corporation consists of the parent and three wholly owned subsidiaries, Owosso Corporation that provides commercial building demolition, Chitacqua Corporation that provides asbestos abatement services, and Foster Jordan, Inc. providing commercial and marine construction services. Patina Corporation assets consist of various heavy equipment, machinery, vehicles, and office furnishings with appraised values exceeding $3,329,000.

Item 5. Other Events

      Resignation of Board Members pursuant to Patina Corporation Contract and change of President

      The Patina Corporation acquisition contained certain clauses and covenants requiring the resignation of five of seven board members and their replacements to be nominated and accepted.

      JD American Workwear, Inc. retained David N. DeBaene as Chairman and nominated Glenn R. Ahlborg, and Frank Carter. Patina Corporation nominated Norman J. Birmingham, Roger Imperial, and Alan Stewart with Herbert Canapary retaining a seat per previous company commitments. All nominees have accepted and been qualified.

      The board of director members resigning as required by their acceptance of the Patina Corporation contract were, Elizabeth Cotter, Steev Panneton, Dean M. Denuccio, Anthony P. Santucci, and Thomas A. Lisi.

      No member submitted a resignation for any other reason than meeting the terms and conditions of the contract as ratified.

      Further, David N. DeBaene has resigned as the President of JD American Workwear, Inc. with Norman J. Birmingham having been selected as the next President. Mr. DeBaene will remain as President of the newly formed Consumer Products Group that includes the current workwear operations.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      Financial statements of the business acquired, prepared pursuant to Rule
      3.05 of Regulation S-X will be filed within 60 days in accordance with
      Item 7 (a) 4.

      Pro forma financial information required pursuant to Article II of Regulation S-X will be file within 60 days in accordance with Item 7 (a) 4.

      Exhibits

      Exhibit Number                     Description
      --------------                     -----------
            1                   Agreement by and between Patina
                                Corporation and JD American
                                Workwear, Inc.


Date: January 13, 2000                  By: /s/ ANTHONY P SANTUCCI
                                                Anthony P. Santucci
                                                Chief Financial Officer